UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 25, 2013

EMDEON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-182786	20-5799664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of Principal Executive Offices)	(Zip Code)

(615) 932-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2013, Emdeon Inc. (the “Company”), entered into Amendment No. 2 (“Amendment No. 2”) to the Credit Agreement, dated as of November 2, 2011, as amended on April 24, 2012 (the “Credit Agreement”), among the Company, the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent, and each lender party, guarantor and agent thereto, to modify certain terms of the Company’s senior secured term loan facility (the “Term Loan Facility”) and revolving credit facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Senior Credit Facilities”). Pursuant to Amendment No. 2, loans outstanding under the Senior Credit Facilities have been replaced with a new class of Term B-2 Loans (the “New Term Loans”) in the same aggregate principal amount as the existing Term B-1 Loans.

Borrowings under the Senior Credit Facilities bear interest at an annual rate equal to an applicable margin plus, at the Company’s option, either (a) a base rate determined by reference to the highest of (i) the applicable prime rate, (ii) the federal funds rate plus 0.50% and (iii) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, adjusted for certain additional costs, plus 1.00%, which base rate, in the case of the Term Loan Facility only, shall be no less than 2.25%, or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, which, in the case of the Term Loan Facility only, shall be no less than 1.25%. Pursuant to Amendment No. 2, the LIBOR-based interest rate on the Term Loan Facility is LIBOR plus 2.50%, compared to the previous interest rate of LIBOR plus 3.75%. The new LIBOR-based interest rate on the Revolving Facility is LIBOR plus 2.50%, compared to the previous interest rate of LIBOR plus 3.50% (or 3.25% based on a specified first lien net leverage ratio). The Term Loan Facility remains subject to a LIBOR floor of 1.25%, and there continues to be no LIBOR floor on the Revolving Facility.

Furthermore, Amendment No. 2, among other things, eliminated the financial covenant in the Senior Credit Facilities related to the consolidated cash interest coverage ratio and modified the financial covenant related to the net leverage test by maintaining the required first lien net leverage ratio at its current level for the remaining term of the Senior Credit Facilities.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amendment No. 2 to the Credit Agreement, dated as of April 25, 2013, among Emdeon Inc., the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent thereunder, and the lenders, guarantors and agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.

Date: April 25, 2013	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 2 to the Credit Agreement, dated as of April 25, 2013, among Emdeon Inc., the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent thereunder, and the lenders, guarantors and agents party thereto.